EXHIBIT 4.1







                PEAPACK-GLADSTONE BANK EMPLOYEES' RETIREMENT PLAN


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                PEAPACK-GLADSTONE BANK EMPLOYEES' RETIREMENT PLAN

     This Pension Plan, executed on 2/22, 1995, by Peapack-Gladstone Bank, a Corporation (the "Company"),

                          W I T N E S S E T H  T H A T:

     WHEREAS, effective July 1, 1956, the Company adopted the Peapack-Gladstone Bank Employees' Retirement Plan (hereinafter the "Prior Plan"); and

     WHEREAS, the Company reserved the right to amend the Prior Plan at any time and for any reason by resolution of its Directors, provided the amendment does not adversely affect any accrued right of a Participant or Beneficiary, and the Company has resolved to amend the Prior Plan by restating it in its entirety in order to comply with the most recent laws and regulations applicable to employee retirement plans;

     NOW, THEREFORE, the Peapack-Gladstone Bank Employees' Retirement Plan is hereby amended by restating it in its entirety as the Peapack-Gladstone Bank Employees' Retirement Plan, effective January 1, 1989.

     IN WITNESS WHEREOF, the Company has adopted this Plan and caused this instrument to be executed by its duly authorized representative as of the above date.

WITNESS:                                       PEAPACK-GLADSTONE BANK



CRAIG SPENGEMEN                                By:   FRANK KISSEL, PRESIDENT
-------------------------                        ------------------------------
Craig Spengemen                                       Frank Kissel, President


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                                TABLE OF CONTENTS

SECTION 1.  PLAN IDENTITY.......................................................
1.1  NAME.......................................................................
1.2  PURPOSE....................................................................
1.3  EFFECTIVE DATE.............................................................
1.4  FISCAL PERIOD..............................................................
1.5  TREATMENT OF PLAN FOR PARTICIPATING EMPLOYERS..............................
1.6  INTERPRETATION OF PROVISIONS...............................................

SECTION 2.  DEFINITIONS.........................................................

SECTION 3.  ELIGIBILITY FOR PARTICIPATION.......................................
3.1  INITIAL ELIGIBILITY........................................................
3.2  ELIGIBILITY DEFINITIONS....................................................
3.3  PRIOR PLAN PARTICIPANTS, AND TERMINATED OR PART-TIME EMPLOYEES.............
3.4  INELIGIBLE EMPLOYEES.......................................................
3.5  WAIVER OF PARTICIPATION....................................................
3.6  PARTICIPATION AND REPARTICIPATION..........................................

SECTION 4.  RETIREMENT BENEFITS.................................................
4.1  NORMAL RETIREMENT..........................................................
4.2  LATER RETIREMENT...........................................................
4.3  TERMINATION BEFORE NORMAL RETIREMENT.......................................
4.4  ACCRUED BENEFIT............................................................
4.5  DEFINITIONS FOR BENEFIT COMPUTATIONS.......................................
4.6  TOP-HEAVY MINIMUM BENEFIT..................................................
4.7  SUSPENSION, DEFERRAL, AND NONDUPLICATION OF BENEFITS.......................
4.8  ADMINISTRATOR DISCRETION AS TO PAYMENTS....................................
4.9  TERM OF BENEFIT PAYMENTS...................................................

SECTION 5.  VESTING AND FORFEITURE..............................................
5.1  VESTING SCHEDULE...........................................................
5.2  COMPUTATION OF VESTING YEARS...............................................
5.3  FULL VESTING UPON CERTAIN EVENTS...........................................
5.4  FULL VESTING UPON PLAN TERMINATION.........................................
5.5  FORFEITURE OF NONVESTED INTEREST...........................................
5.6  VESTING AND NONFORFEITABILITY..............................................


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SECTION 6.  PENSION BENEFIT CLAIMS AND FORMS....................................
6.1  CLAIM FOR BENEFITS.........................................................
6.2  NOTIFICATION BY ADMINISTRATOR..............................................
6.3  CLAIMS REVIEW PROCEDURE....................................................
6.4  STANDARD AND ALTERNATIVE BENEFIT FORMS.....................................
6.5  ELECTION OF PENSION BENEFIT FORM...........................................
6.6  ADMINISTRATOR ACTION AS TO BENEFIT PAYMENTS................................
6.7  ELECTION FORMALITIES.......................................................
6.8  MARITAL STATUS.............................................................
6.9  PROOF OF AGES..............................................................
6.10 IRREVOCABILITY OF ELECTIONS................................................
6.11 PRESUMPTION IN ABSENCE OF ELECTION.........................................
6.12 EFFECT OF CONTINGENT ANNUITANT'S DEATH.....................................
6.13 EFFECT OF PARTICIPANT'S DEATH..............................................
6.14 PAYMENT IN CASH; DIRECT TRANSFER...........................................

SECTION 7.  DEATH BENEFITS......................................................
7.1  DEATH BEFORE COMMENCEMENT OF BENEFITS......................................
7.2  DEATH AFTER COMMENCEMENT OF BENEFITS.......................................

SECTION 8.  BENEFIT LIMITATIONS.................................................
8.1  MAXIMUM ANNUAL BENEFITS....................................................
8.2  COORDINATED LIMITATION WITH OTHER PLANS....................................
8.3  LIMITATIONS AS TO CERTAIN EMPLOYEES........................................

SECTION 9.  CONTRIBUTIONS AND TRUST FUND........................................
9.1  FUNDING OF COSTS...........................................................
9.2  CREATION OF TRUST FUND.....................................................
9.3  RESPONSIBILITY FOR INVESTMENT..............................................
9.4  FUNDING METHOD AND DETERMINATION OF COST...................................
9.5  PAYMENT OF EXPENSES........................................................
9.6  RETURN OF CONTRIBUTIONS....................................................
9.7  LOANS TO PARTICIPANTS......................................................
9.8  VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS....................................
9.9  ROLLOVERS BY PARTICIPANTS..................................................
9.10 RIGHT TO IMPLEMENT OR SUSPEND PROVISIONS...................................

SECTION 10.  THE ADMINISTRATOR AND ITS FUNCTIONS................................
10.1  AUTHORITY OF ADMINISTRATOR................................................
10.2  IDENTITY OF ADMINISTRATOR.................................................
10.3  DUTIES OF ADMINISTRATOR...................................................
10.4  COMPLIANCE WITH ERISA.....................................................
10.5  ACTION BY ADMINISTRATOR...................................................
10.6  EXECUTION OF DOCUMENTS....................................................
10.7  ADOPTION OF RULES.........................................................
10.8  RESPONSIBILITIES TO PARTICIPANTS..........................................
10.9  ALTERNATIVE PAYEES IN EVENT OF INCAPACITY.................................
10.10  INDEMNIFICATION BY COMPANY...............................................
10.11  NONPARTICIPATION BY INTERESTED MEMBER....................................


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SECTION 11.  ADOPTION, AMENDMENT, OR TERMINATION OF THE PLAN....................
11.1  ADOPTION OF PLAN BY OTHER EMPLOYERS.......................................
11.2  ADOPTION OF PLAN BY SUCCESSOR.............................................
11.3  PLAN RESTATEMENT SUBJECT TO QUALIFICATION.................................
11.4  RIGHT TO AMEND OR TERMINATE...............................................
11.5  DISPOSITION OF EMPLOYER'S SHARE OF TRUST FUND.............................
11.6  ALLOCATION AMONG PARTICIPANTS AND BENEFICIARIES...........................

SECTION 12.  MISCELLANEOUS PROVISIONS...........................................
12.1  PLAN CREATES NO EMPLOYMENT RIGHTS.........................................
12.2  NONASSIGNABILITY OF BENEFITS..............................................
12.3  LIMIT OF EMPLOYER LIABILITY...............................................
12.4  NUMBER AND GENDER.........................................................
12.5  NONDIVERSION OF ASSETS....................................................
12.6  SEPARABILITY OF PROVISIONS................................................
12.7  SERVICE OF PROCESS........................................................
12.8  GOVERNING STATE LAW.......................................................

Section 1.  Plan Identity.

1.1  Name.

     The name of this Plan is the Peapack-Gladstone Bank Employees' Retirement Plan.

1.2  Purpose.

     The purpose of this Plan is to describe the terms and conditions under which pension and death benefits will be funded by Employers and paid to the eligible Participants and their Beneficiaries.

1.3  Effective Date.

     The Effective Date of this Plan is July 1, 1956. However the provisions of this restated plan shall generally become effective January 1, 1989, and shall apply only to individuals who have Service with an Employer on or after that date.

1.4  Fiscal Period.

     This Plan shall be operated on the basis of a fiscal year beginning each January 1 for the purpose of determining actuarial costs, keeping the Plan's books and records, and distributing or filing any reports or returns required by law. Notwithstanding the foregoing, the fiscal year


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which began July 1, 1987 shall end on December 31, 1987. Subsequent to December
31, 1987, the Plan shall be operated on the basis of a fiscal year beginning each January 1 thereafter.

1.5  Treatment of Plan for Participating Employers.

     This Plan shall be treated as a single Plan with respect to all participating Employers for the purpose of making contributions and paying pension benefits, determining whether there has been any termination of Service, and applying the limitations set forth in section 8.

1.6  Interpretation of Provisions.

     The Employers intend this Plan and the Trust to be a qualified defined benefit plan under section 401(a) of the Code and to satisfy any applicable requirement under ERISA. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.


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Section 2.  Definitions.

The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

     "Accrued Benefit" means the monthly annuity benefit payable at a Participant's Normal Retirement Date which he has earned on the basis of his participation in the Plan to date, as defined in section 4.4.

     "Actuarial Equivalent" means a benefit of value equivalent to the value of the benefit replaced, based on the following actuarial assumptions:

          Mortality, pre-retirement - none

          Mortality, post-retirement - UP-1984 Unisex Mortality Table

          Interest, pre-retirement - 6.0%

          Interest, post-retirement - 6.0%

However, a single lump sum Actuarial Equivalent of an annuity benefit shall be calculated with interest at the rates specified above or at the applicable PBGC rate if lower. For this purpose, the "applicable PBGC rate" shall mean the applicable rate or rates for the immediate or deferred annuity benefit in question as adopted by the Pension Benefit Guaranty Corporation to determine the sufficiency of plans terminating on the first day of the Plan Year in which the lump sum is paid; provided, however, that if the present value of a lump sum benefit using such rate or rates exceeds $25,000, the "applicable PBGC rate" shall instead mean 120 percent of such rate or rates, but only to the extent that the lump sum value is not thereby reduced below $25,000.

     "Administrator" means the person or persons responsible for the administration of this Plan in accordance with section 10.

     "Beneficiary" means the person or persons who are designated by a Participant (within the meaning of section 401(a)(9) of the Code) to receive benefits payable under the Plan on the Participant's death. In the absence of any designation, or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a Spouse. The Administrator may rely upon the advice of the Participant's executor or estate administrator as to the identity and relationship of the Participant's Spouse.



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     "Benefit Year" means a unit of service credited to a Participant pursuant to section 4.5-1 for purposes of determining his Pension Benefit.

     "Break in Service" means any five or more consecutive 12-month periods beginning January 1 in which an Employee has 500 or fewer Hours of Service per period. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence. Further, any Employee who has a Parental Absence, shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Peapack-Gladstone Bank, and any entity which succeeds to the business of Peapack-Gladstone Bank and adopts this Plan as its own pursuant to section 11.2.

     "Disability" means only a disability which renders the Participant totally unable, as a result of bodily or mental disease or injury, to perform any duties for an Employer for which he is reasonably fitted, of which such disability is expected to be permanent or of long and indefinite duration. However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act or attempt, service in the armed forces of any country, an act of war, declared or undeclared, any injury or disease occurring while compensation to the Participant is suspended, or any injury which was intentionally self-inflicted. Further, this term shall only apply if the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act.

     "Early Retirement Date" means the date on which a Participant has completed at least 15 Benefit Years and is at least 50 years old (whether he reached that age before or after his Service was terminated).

     "Earned Income" means the net earnings from any Employer within the meaning of section 401(c)(2) of the Code, excluding income from an Employer for which the Participant's personal services are not a material income-producing factor. Earned Income shall exclude any qualified plan contributions on his behalf which are deductible under section 404 of the Code,


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and, for taxable years beginning after 1989, shall take into account the
Employer's deduction under section 164(f) of the Code.

     "Effective Date" means July 1, 1956.

     "Employee" means any individual who is or has been employed or Self-Employed by an Employer. "Employee" also means an individual who has been employed by a leasing organization and who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer on a substantially full-time basis for at least one year, if such services are of a type historically performed by employees in the Employer's business field. Solely for this purpose, the "Employer" shall include any related persons within the meaning of section 414(n)(6) of the Code. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the employee's Total Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total workforce (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year). Solely for this purpose, an employee's Total Compensation shall include any salary reduction amounts excluded from the employee's gross taxable income pursuant to any of sections 125, 402(e)(3), 402(h)(l)(B), and 403(b) of the Code.

     "Employer" means the Company, any other corporation, partnership, or proprietorship which adopts this Plan with the Company's consent pursuant to section 11.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to section 11.2.

     "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

     "Five-Percent Owner" means an Employee who owns more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer.

     "Highly Paid Employee" for any Plan Year means an Employee who performs service during the current Plan Year and who, during the immediately preceding 12 months, (i) was at any time a Five-Percent Owner, (ii) had Total Compensation exceeding five-sixths of the Current Limit (i.e., $81,720 for 1989), (iii) had Total Compensation exceeding five-ninths of the Current



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Limit (i.e., $54,480 for 1989) and was among the most highly compensated one-fifth of all Employees, or (iv) was at any time an officer, partner, or sole proprietor of an Employer and had Total Compensation exceeding one-half of the Current Limit (i.e., $49,032 for 1989). An Employee shall also be a "Highly Paid Employee" if, substituting the current Plan Year for the Preceding Plan Year in the preceding sentence, either (1) he would be described in clause (i), or (2) he would be described in any of clauses (ii), (iii), and (iv) and he is among the 100 highest-paid Employees of the Employer for the current Plan Year. For this purpose:

          (a) "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to section 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code.

          (b) "Current Limit" means the currently applicable dollar limit under section 415(b)(1)(A) of the Code.

          (c) The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related employer entities described in the definition of "Service", but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.

          (d) The number of individuals counted as "officers" shall not be more than the lesser of (i) 50 individuals and (ii) the greater of 3 individuals or 10 percent of the total number of Employees. If no officer earns more than one-half of the Current Limit, then the highest paid officer shall be a Highly Paid Employee.

          (e) A former Employee shall be counted as a Highly Paid Employee if he separated from Service (or is deemed to have separated) prior to the current Plan Year and he was a Highly Paid Employee during either the Plan Year in which his Service ended or any Plan Year ending after his 55th birthday.

          (f) If an Employee, during either of the current and preceding Plan Years, is a family member of either (i) a Five-Percent Owner or (ii) a Highly Paid Employee who is among the Employer's 10 most highly compensated Employees, then the Employee and such family member shall be aggregated, and the compensation paid to and plan benefits provided for such individuals shall be treated as paid to and provided for a single Employee. A "family member" shall include an Employee's spouse, the Employee's lineal ancestors and descendants, and the ancestors' and descendants' spouses.

          (g) In all respects, the determination of who are Highly Paid Employees shall be made in accordance with section 414(q) of the Code and the Treasury Regulations thereunder.

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     "Hours of Service" means hours to be credited to an Employee's Service under the following rules:

          (a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

          (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid by an Employer due to vacation, holidays, illness, incapacity (including disability), lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period during which the Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

          (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which the Employee would not have performed any duties.

          (d) Hours of Service shall be credited in any one period only under one of paragraphs (a), (b), and (c); an Employee may not receive double credit for the same period.

          (e) If an Employer finds it impractical to count the actual Hours of Service for any class or group of Employees, each Employee in that class or group shall be credited with the Hours of Service shown in the following table for each pay period in which he has at least one Hour of Service:

            PAY PERIOD                  HOURS OF SERVICE CREDIT
            ----------                  -----------------------
              daily                               10
              weekly                              45
            bi-weekly                             90
           semi-monthly                           95
             monthly                             190


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However, an Employee shall only be credited for his scheduled working hours during a paid absence.

          (f) Hours of Service to be credited on account of a payment to an Employee, including an award of back pay shall be credited in the computation period in which the Service was rendered or to which the award relates. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the periods included in the several Plan Years. However, in the case of periods of 31 days or less, the Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

          (g) In all respects an Employee's Hours of Service shall be counted as required by section 2530.200b-2 of the Department of Labor's regulations under Title I of ERISA.

     "Key Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has performed any Service and has been (i) an officer of the Employer having Total Compensation greater than one-half of the limit then in effect under section 415(b)(1)(A) of the Code, (ii) one of the 10 Employees owning (or considered as owning under section 318 of the Code) the largest interests in the Employer (ignoring any Employee who does not own more than 1/2 percent interest) and having Total Compensation greater than the limit then in effect under section 415(c)(1)(A),
(iii) a Five-Percent Owner, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in any Employer whose Total Compensation exceeds $150,000. For this purpose, an Employees' "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. In determining which individuals are Key Employees, the rules of section 416(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

     "Nonkey Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has performed any Service and who has never been a Key Employee, and the Beneficiary of any such Employee.

     "Normal Retirement Date" means the later of (a) a Participant's attainment of 65 and (b) the earlier of (i) the fifth anniversary of the Participant's initial participation in the Plan, assuming that any Participant who entered the Plan prior to the January 1, 1988, instead entered

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the Plan on that date, and (ii) the 10th anniversary of such initial participation. However, a Participant's Normal Retirement Date in no event shall be later than the Participant's attainment of age 70.

     "Owner-Employee" means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership. If this Plan provides benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy section 401(a) and
(d) for the Employees of this and all other trades or businesses and the Employees of the other trades or businesses must be included in a Plan which satisfies section 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

     If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which are controlled must be as favorable as those provided for his under the most favorable plan of the trade or business which is not controlled.

     For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

          (1) own the entire interest in an unincorporated trade or business, or

          (2) in the case of a partnership, own more than 50 percent or either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

     "Parental Absence" means an Employee's absence (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement.


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     "Participant" means any Employee who is participating in the Plan or has previously participated in the Plan and whose rights to benefits payable under this Plan have not yet been paid in full (either directly or by distribution of an appropriate annuity contract) or forfeited to the extent not so paid. Subject to the provisions of section 3.3, "Participant" shall also include an individual who previously participated in the Prior Plan unless the liability for his unpaid accrued benefit under the Prior Plan has been separately provided for under a funding arrangement other than the Trust Fund under this Plan. Any reference in this Plan to an Employee's period of participation in the Plan shall be treated as including the Employees' years of participation, if any, in the Prior Plan.

     "Pension Benefit" means the greatest of the following retirement benefits for which a Participant is eligible following the termination of his employment, each such benefit being an annuity for the Participant's life, with payments guaranteed for 120 months certain, providing monthly payments of the benefit amount prescribed in the appropriate section:

          (a) "Normal Pension Benefit" means the benefit described in section
     4.1.

          (b) "Later Pension Benefit" means the benefit described in section
     4.2.

          (c) "Vested Deferred Pension Benefit", "Early Pension Benefit", and "Disability Pension Benefit" means the benefits described in section 4.3.

     "Plan Year" means each period of 12 consecutive months beginning on July 1. The Plan Year which commenced July 1, 1987 shall end the last day of that calendar year. Thereafter the Plan Year shall be the calendar year.

     "Prior Plan" means the Peapack-Gladstone Bank Employees' Retirement Plan, as in effect immediately prior to January 1, 1989.

     "Recognized Absence" means a period for which--

          (a) an Employer grants the Employee a leave of absence for a limited period, but only if the Employer grants such leaves on a nondiscriminatory basis; or

          (b) the Employee is temporarily laid off by an Employer because of a change in business conditions; or

          (c) the Employee is on active military duty, but only to the extent his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).


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     "Self-Employed" individual means an individual who has Earned Income for the taxable year from the trade or business for which the plan is established; also an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.

     "Service" means an Employee's period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a non-resident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor employer within the meaning of section 414(a) of the Code, including service with any employer which previously maintained this Plan. An Employee's Service shall also include any service with an entity which is not an Employer, but only (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) for a period after 1983 in which the other entity is a member of a group of businesses, or is part of any arrangement, such that the entity is to be treated as an Employer under Treasury Regulations promulgated pursuant to section 414(o) of the Code.

     "Social Security Retirement Age" means the age used as a Participant's retirement age under section 216(l) of the Social Security Act, which shall mean age 65 for a Participant born before 1938, age 66 for a Participant born after 1937 but before 1955, and age 67 for a Participant born after 1954.

     "Spouse" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier. However, a Participant's former spouse shall be treated as his Spouse in lieu of his current spouse to the extent required under any judgement, decree, or order which is determined by the Administrator in accordance with its policies and procedures to be a qualified domestic relations order within the meaning of section 414(p) of the Code.

     "Standard Annuity" means the standard benefit form in which a Participant's Pension Benefit shall be payable pursuant to section 6.4 unless the Participant elects a different form.

     "Top-Heavy Year" means a Plan Year in which the Plan is top-heavy within the meaning of section 416 of the Code. In this connection, the Administrator shall determine on a regular basis whether each Plan Year is or is not a Top-Heavy Year for purposes of implementing the various provisions of the Plan which apply only to the extent that the plan is top-heavy or super top-heavy within the meaning of section 416 and the Treasury Regulations thereunder. In making this determination, the Administrator shall use the following definitions and principles:

          (a) The "Employer" includes all business entities which are considered commonly controlled or affiliated within the meaning of sections 414(b), 414(c), 414(m) and 414(o) of the Code.

          (b) The "plan aggregation group" includes each qualified retirement plan or simplified employee pension (as defined in section 408(k) of the Code) which is or has been maintained by the Employer (whether or not terminated) (i) in which a Key Employee is or has been a Participant during any of the five years ending on a determination date, or (ii) which enables or has enabled any plan described in clause (i) to satisfy the requirements of section 401(a)(4) or 410 of the Code during those five years, or (iii) which provides contributions or benefits comparable to those of the plans described in clauses (i) and (ii) and which is designated by the Administrator as part of the plan aggregation group.

          (c) The "determination date", with respect to the first plan year of any plan, means the last day of that plan year, and with respect to each subsequent plan year, means the last day of the preceding plan year. If any other plan has a determination date which differs from this Plan's determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan's determination date which falls within the same calendar year as this Plan's determination date.

          (d) The "aggregated benefits" for any Plan Year means (i) the adjusted account balances in defined contribution plans and simplified employee pensions on the determination date, plus (ii) the adjusted value of accrued benefits in defined benefit plans (calculated as of the annual valuation date coinciding with or next preceding the determination date), with respect to Key Employees and Nonkey Employees under all plans within the plan aggregation group which includes this Plan. For this purpose, the accrued benefit of any Nonkey Employee shall be determined (i) under the accrual method, if any, which is uniformly applicable under all defined benefit plans within the plan aggregation group, or (ii) if there is no such uniform method, as if such benefit accrued under the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(c) of the Code. Further, the "adjusted account balance" and the "adjusted value of accrued benefit" for any Employee shall be increased by all plan distributions made with respect to the Employee during the five years ending on the determination date from any plan within the plan aggregation group and from any terminated plan which during those five years was within the plan aggregation group. In addition, the adjusted account balance under a plan shall not include any amount attributable to a rollover contribution or similar transfer to the plan initiated by an Employee and made after 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan. Finally, the adjusted value of accrued benefits under any defined benefit plan shall be determined by assuming whichever actuarial assumptions are prescribed in that plan.

          (e) This Plan shall be "top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Nonkey Employees.

          (f) This Plan shall be "super top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 90 percent of the total aggregated benefits for both Key Employees and Nonkey Employees.

     "Total Compensation" means a Participant's wages, salary, overtime, bonuses, commissions, and any other amounts received for personal services rendered while in Service from any Employer or an affiliate (within the purview of sections 414(b),(c),(m) and (o) of the Code), plus his Earned Income.

     A Participant's Total Compensation shall include (i) amounts excludable from gross income under section 911 of the Code, (ii) amounts described in sections 104(a)(3), 105(a), and 105(h) of the Code to the extent includable in gross income, (iii) amounts received from an Employer for moving expenses which are not deductible under section 217 of the Code, and (iv) amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, or under an unfunded nonqualified plan of deferred compensation, or otherwise includable pursuant to section 83(b) of the Code.

     A Participant's Total Compensation shall exclude (i) Employer contributions to or amounts received from a funded or qualified plan of deferred compensation,
(ii) Employer contributions to a simplified employee pension account to the extent deductible under section 219 of the Code, (iii) Employer contributions to a section 403(b) annuity contract (whether or not excludable from gross income),
(iv) amounts includable in gross income pursuant to section

83(a) of the Code, (v) amounts includable in gross income upon the exercise of a nonqualified stock option or upon the disposition of stock acquired under any stock option, and (vi) any other amounts expended by the Employer on the Participant's behalf which are excludable from his income or which receive special tax benefits.

     "Trust" or "Trust Fund" means the trust fund created under this Plan, including the fund carried over from the Prior Plan.

     "Trust Agreement" means the agreement between the Company and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a commingled trust fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the trust agreement governing that commingled trust fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of section 2.2 of the Trust Agreement are incorporated herein by reference.

     "Trustee" means one or more corporate persons and individuals selected from time to time to serve as trustee or co-trustees of the Trust Fund.

     "Vesting Year" means a unit of service credited to a Participant pursuant to section 5.2 for purposes of determining his vested interest in his Accrued Benefit.

Section 3.  Eligibility for Participation

3.1  Initial Eligibility.

     An Employee shall enter the Plan as of the Entry Date nearest the later of the following dates:

          (a) the last day of the Employee's 1st Eligibility Year, and

          (b) the Employee's attainment of age 21.

However, if an Employee is not in active Service with an Employer on the date he would otherwise first enter the Plan, his entry shall be deferred until the next day he is in active Service.

3.2  Eligibility Definitions.

An "Eligibility Year" means an applicable eligibility period (as defined below) in which the Employee has at least 1,000 Hours of Service.

For this purpose,

          (a) an Employee's first "eligibility period" is the 12 consecutive month period beginning on the first day on which he has an Hour of Service and if applicable, the first such day following his most recent Break in Service, and

          (b) his subsequent eligibility periods will be 12 consecutive month periods beginning on each January 1 after that first day of Service.

"Entry Date" means each January 1.

3.3  Prior Plan Participants, and Terminated or Part-Time Employees.

     Each Employee who was in active Service and participating in the Prior Plan immediately prior to January 1, 1989 shall enter the Plan on that date. However, no Employee shall have any interest or rights under this Plan if (i) he is never in active Service with an Employer on or after January 1, 1989, or (ii) he had a one year period in which Service was interrupted as described in the definition of Break in Service in any eligibility period beginning before January 1, 1989, and he never has an Eligibility Year after that date. Any excluded Employee who was a participant in the Prior Plan, and the Beneficiary of any such Employee who has died, shall only be entitled to his benefits under the Prior Plan as of the earlier of the termination of his Service or January 1, 1989.

3.4  Ineligible Employees.

     No Employee shall participate in the Plan while he is actually employed by a leasing organization rather than an Employer, except as otherwise provided in the definition of Employee.

3.5  Waiver of Participation.

     Any eligible Employee who does not wish to participate in the Plan shall file with the Administrator a waiver of participation on a form provided for this purpose. A waiver shall be effective until the first day of the Plan Year following the Employee's revocation of the waiver. An Employee's waiver shall automatically cease to be effective if his failure to participate in the Plan would adversely affect the Plan's qualification pursuant to section 401(a)(26) or 410(b) of the Code.

3.6  Participation and Reparticipation.

     An Employee shall participate in the Plan during each period of Service in which he satisfies the foregoing requirements. An Employee who leaves and returns to Service and who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of his return. Furthermore, an Employee who changes status from an ineligible class of Employees to an eligible class of Employees shall participate in the Plan on the date of such change in status, subject to the foregoing eligibility requirements of this section 3.

Section 4.  Retirement Benefits.

4.1  Normal Retirement.

     A Participant who retires on his Normal Retirement Date shall be immediately eligible to receive a Normal Pension Benefit. Subject to the other provisions of this Plan, a Participant's Normal Pension Benefit shall provide a monthly payment equal to the sum of the following:

          (a) his Accrued Benefit as of January 1, 1989,

          (b) 2.2 percent of his Average Compensation multiplied by his Benefit Years on or after January 1, 1989, but not to exceed 25 Benefit Years.

          (c) 0.75 percent (0.6875 percent effective January 1, 1994) of his Average Excess Compensation multiplied by his Benefit Years on or after January 1, 1989, but not to exceed 25 Benefit Years.

     If the Participant's Pension Benefit after the latest fresh-start date is determined under the fractional accrual rule in section 4.4 of the Plan, the maximum number of Benefit Years during which permitted disparity is taken into account under this formula may not be less than 25. The number of Benefit Years taken into account under this paragraph for any Participant will not exceed the Participant's cumulative disparity limit. The participant's cumulative disparity limit is equal to 35 minus the number of years during which the Participant earned a Benefit Year under one or more qualified plans or simplified employee pensions ever maintained by the Employer, other than years for which a Participant earned a Benefit Year under this Plan. If the Participant's cumulative disparity limit is less than 25 years, then for years after the participant reaches the cumulative disparity limit until the Participant has accumulated 25 Benefit Years, the Participant's Pension Benefit will be equal to the excess benefit percentage, or, if lesser, the highest percentage permitted under the 133 1/3 percent accrued rule of section 411(b)(1)(B) of the Code (if applicable) times Average Compensation. In no event may the percentage applied to Average Excess Compensation exceed the Annual Factor as provided in Table I, II, or III below.

                                     TABLE I
                        SOCIAL SECURITY RETIREMENT AGE 67
--------------------------------------------------------------------------------
                                              ANNUAL FACTOR IN MAXIMUM
                                                 EXCESS ALLOWANCE AND
                  AGE AT WHICH                    MAXIMUM OFFSET ALLOWANCE
               BENEFITS COMMENCE                       (PERCENT)
--------------------------------------------------------------------------------
                     70                                  1.002
                     69                                  0.908
                     68                                  0.825
                     67                                  0.750
                     66                                  0.700
                     65                                  0.650
                     64                                  0.600
                     63                                  0.550
                     62                                  0.500
                     61                                  0.475
                     60                                  0.450
                     59                                  0.425
                     58                                  0.400
                     57                                  0.375
                     56                                  0.344
                     55                                  0.316


                                    TABLE II
                        SOCIAL SECURITY RETIREMENT AGE 66
--------------------------------------------------------------------------------
                                              ANNUAL FACTOR IN MAXIMUM
                                                 EXCESS ALLOWANCE AND
                  AGE AT WHICH                    MAXIMUM OFFSET ALLOWANCE
               BENEFITS COMMENCE                       (PERCENT)
--------------------------------------------------------------------------------
                     70                                  1.101
                     69                                  0.998
                     68                                  0.907
                     67                                  0.824
                     66                                  0.770
                     65                                  0.700
                     64                                  0.650
                     63                                  0.600
                     62                                  0.550
                     61                                  0.500
                     60                                  0.475
                     59                                  0.450
                     58                                  0.425
                     57                                  0.400
                     56                                  0.375
                     55                                  0.344

                                    TABLE II
                        SOCIAL SECURITY RETIREMENT AGE 65
--------------------------------------------------------------------------------
                                              ANNUAL FACTOR IN MAXIMUM
                                                 EXCESS ALLOWANCE AND
                  AGE AT WHICH                    MAXIMUM OFFSET ALLOWANCE
               BENEFITS COMMENCE                       (PERCENT)
--------------------------------------------------------------------------------
                     70                                  1.209
                     69                                  1.096
                     68                                  0.996
                     67                                  0.905
                     66                                  0.824
                     65                                  0.750
                     64                                  0.700
                     63                                  0.650
                     62                                  0.600
                     61                                  0.550
                     60                                  0.500
                     59                                  0.475
                     58                                  0.450
                     57                                  0.425
                     56                                  0.400
                     55                                  0.375


The Annual Factor shall be reduced actuarially to the extent Normal Retirement Date precedes Social Security Retirement Age by more than 10 years. Notwithstanding any other provision in the Plan, the Accrued Benefit of each Employee whose Accrued Benefit on or after January 1, 1994, is based on Compensation that exceeded $150,000 for a year beginning prior to January 1, 1994, will be the greater of (a) or (b) below:

          (a) the Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's total Benefit Years, or

          (b) the sum of:

               (i) the Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and

               (ii) the Accrued Benefit determined under the benefit formulas applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Benefit Years beginning on or after January 1, 1994.

     A Participant's frozen Accrued Benefit is the amount of the Participant's Accrued Benefit determined in accordance with the provisions of the Plan applicable in the year containing the latest fresh-start date, determined as if the Participant terminated service as of the latest fresh-start date, without regard to any amendment made to the Plan after that date. If this Plan has not had a fresh-start date, the participant's frozen Accrued Benefit will be zero.

     If, as of the latest fresh-start date, the amount of a Participant's frozen Accrued Benefit was limited by the application of section 415 of the Code, the Participant's frozen Accrued Benefit will be increased for years after the latest fresh-start date to the extent permitted under section 415(d)(1) of the Code. In addition, the frozen Accrued Benefit of a participant whose frozen Accrued Benefit includes the top-heavy minimum benefits provided in section 4.6 of the Plan, will be increased to the extent necessary to comply with the average compensation requirement of section 416(c)(1)(D)(i).

     If: (1) the plan's normal form of benefit in effect on the latest fresh-start date is not the same as the normal form under the Plan after the latest fresh-start date and/or (2) the normal retirement age for any Participant on that date was greater than the normal retirement age for that Participant under the Plan after the latest fresh-start date, the frozen Accrued Benefit will be expressed as an actuarially equivalent benefit in the normal form under the Plan after the latest fresh-start date, commencing at the Participant's normal retirement age under the Plan in effect after the latest fresh-start date.

     Fresh-start date means the last day of a Plan Year preceding a Plan Year for which any amendment of the Plan that directly or indirectly affects the amount of a Participant's benefit determined under the current benefit formula (such as an amendment to the definition of compensation used in the current benefit formula or a change in the normal retirement age of the plan) is made effective.

4.2  Later Retirement.

     A Participant who retires on or after his Normal Retirement Date shall be immediately eligible to receive a Later Pension Benefit. A Participant's Later Pension Benefit shall provide monthly payments of an amount such that the Later Pension Benefit is equal to the greater of (i) the Actuarial Equivalent of a Normal Pension Benefit computed on the basis of his Benefit Years and compensation up to the later of his Normal Retirement Date and his completion of 25 Benefit Years, such Actuarial Equivalent to be recomputed at the end of each Plan Year falling more than 12 months after his completion of 25 Benefit Years, plus interest thereon at the rate of 6 percent per annum, and (ii) the Accrued Normal Pension Benefit determined as of his actual termination date, counting his compensation through that date. If the Participant has fewer than 25 Benefit Years when his employment terminates, his Later Pension Benefit shall provide monthly payments computed on the basis of his total Benefit Years and compensation without any actuarial increase on account of the commencement of his benefits after Normal Retirement Date. In all events, a Participant's benefits shall commence by the latest of (i) April 1, 1990, or (ii) the April 1st of the calendar year following the calendar year in which he reaches age
70 1/2, unless the Participant was never a Five-Percent Owner and had attained age 70 1/2 prior to January 1, 1988, and he has never been a Five Percent Owner, or (iii) a Participant's actual termination date if he had accrued a benefit under this Plan as of December 31, 1983 and had elected a later commencement date and benefit payment form in a written election signed by the Participants or his Beneficiary and filed with the Administrator before 1984 which complied with then applicable law and which has not since been changed in any respect other than to comply with section 417 of the Code. The method of distribution designated by the Participant or the Beneficiary must specify the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority. A distributions upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

     If such an election is changed in any other respect (ignoring any change in beneficiaries which does not affect the total period of benefit payments) after the date on which, in the absence of such election, the Participant's benefits would have begun, the election shall be deemed revoked. The Participant must then commence receiving benefits in a form consistent with section 6.4, with sufficient regular or special payments made by the second December 31st on or after that revocation such that the total benefits received by that date are not less than would have been received under a benefit payment form authorized by section 6.4 and commencing by the April 1st of the calendar year following the year in which the Participant reached age 70 1/2.

4.3  Termination Before Normal Retirement.

     Vested Termination: A Participant whose Service terminates other than by death before his Normal Retirement Date but after his interest in his Accrued Benefit has become vested to some extent shall be eligible to receive on his Normal Retirement Date a Vested Deferred Pension Benefit, provided he is living at that date. A Participant's Vested Deferred Pension Benefit shall be equal to the vested portion of his Accrued Benefit, but reduced to be the Actuarial Equivalent of such benefit if his benefits begin before his Normal Retirement Date.

     Early Retirement: A Participant whose Service terminates and who reaches his Early Retirement Date shall be eligible to receive an Early Pension Benefit commencing on that date in lieu of a Vested Deferred Pension Benefit. An Early Pension Benefit shall provide monthly payments of an amount such that the benefit is the Actuarial Equivalent of the Participant's vested Accrued Benefit at his termination. Such Participant may elect to postpone the commencement of an Early Pension Benefit to a date no later than his Normal Retirement Date, provided the election is made within 30 days after he has received appropriate information regarding the effect of a postponement on the amount of monthly payments. Such an election may be changed at any time to specify a new benefit commencement date at least 120 days after the new election date.

     Disability Retirement: If a Participant's Service is terminated by Disability, he shall be eligible to receive a Disability Pension Benefit. A Disability Pension Benefit shall provide monthly payments of an amount such that the benefit is the Actuarial Equivalent of the Participant's Accrued Benefit at his termination. A disabled Participant may elect to receive an alternative form of benefit described in section 6.4 other than a Standard Annuity. Subject to section 4.7, a Disability Pension Benefit shall begin on the first day of the month following the fifth full calendar month of the Participant's Disability, and shall end only if the Participant's Disability ends before his Normal Retirement Date.

4.4  Accrued Benefit.

     A Participant's Accrued Benefit means that part of his Normal Pension Benefit which he has earned on the basis of his Benefit Years to date calculated under section 4.1. That benefit shall be increased, if necessary, to be not less than the top-heavy minimum benefit prescribed in section 4.6, based on the Participant's Top-Heavy Benefit Years to date. If a Participant works beyond his Normal Retirement Date, his Accrued Benefit means the Later Pension Benefit he would receive if he retired.

     However, if this Plan has had a fresh-start, and after the latest fresh-start date, the fresh-start rule used under the Plan is formula with wear-away, the Accrued Benefit will not be less than the Participant's frozen Accrued Benefit. If this Plan has had a fresh-start, and after the latest fresh-start date, the fresh-start rule used under the Plan is the formula with extended wear-away, in determining the Participant's Accrued Benefit with respect to Benefit Years after the latest fresh-start date under the formula without wear-away, the numerator in the fraction above will be limited to the Participant's Benefit Years after the latest fresh-start date.

     For Plan Years beginning before section 411 of the Code is applicable hereto, the Participant's Accrued Benefit shall be the greater of that provided by the Plan, or 1/2 of the Pension Benefit which would have accrued had the provisions of section 4.4 been in effect. In the event the Accrued Benefit as of the effective date of section 411 of the Code is less than that provided by section 4.4 such difference shall be accrued in accordance with section 4.4.

4.5  Definitions for Benefit Computations.

     In computing a Participant's Pension Benefit or Accrued Benefit, the following terms shall have the meanings specified:

          4.5-1 "Benefit Year" means any 12-month period beginning July 1 in which a Participant has 1,000 Hours of Service, beginning with his initial Service with any Employer. Notwithstanding the foregoing, a Participant who has at least one Hour of Service during the short Plan Year ending December 31, 1987 and at least 1,000 Hours of Service during the 12-month period ending December 31, 1987 shall be credited with a full Benefit Year for the Plan Year beginning July 1, 1987 and ending the last day of that calendar year. Subsequent to the last day of that calendar year, a "Benefit Year" shall be measured based on the 12-month period commencing each January 1. However, a Participant's Benefit Years shall be computed subject to the following conditions and qualifications:

     - A Participant's Benefit Years shall include all Benefit Years credited under the Prior Plan.

     - A Participant's Benefit Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. 2021).

     - A Participant's Benefit Years shall not include any Service before the date the Participant commences participation in the Plan.

     - A Participant's Benefit Years shall not include any Service before January 1, 1989 which would not have been included in computing his normal retirement benefit under the Prior Plan as of that date.

     - If a Participant has a Break in Service before his interest in his Accrued Benefit has become vested to some extent, he shall lose credit for his Benefit Years before the Break in Service unless the number of his Vesting Years before the Break (excluding any years which would be excluded pursuant to section 5.2 on account of a previous Break) exceeds the number of consecutive years of the Break in Service, and the Participant completes an Eligibility Year after the Break.

          4.5-2 Compensation definitions:

          "Average Compensation" means a Participant's average monthly cash compensation from one or more Employers with respect to his highest paid 5 consecutive

     Plan Years of Service or such average compensation during his entire period of Service if that is less than 5 Plan Years of Service. Compensation for purposes of this section 4.5 shall mean a Participant's Total Compensation. Compensation shall include the remuneration paid to a Participant during the applicable computation period, except that any compensation reduction amount which is excludable from the Employee's gross income for tax purposes pursuant to section 125, 402(e)(3), or 402(h)(1)(B), or 403(b) of the Code shall be included. Any period of Recognized Absence and any period after the Participant's final termination shall be excluded from the determination of Compensation. For purposes of determining a Participant's benefit accrual, a Participant's compensation shall exclude any compensation in any Plan Year beginning after 1988 or in any early Top-Heavy Year, in excess of the limit currently in effect under section 401(a)(17) or 416(d) of the Code (i.e., $200,000 for 1989). For Plan Years
     beginning on or after January 1, 1994, the Compensation shall not exceed the Omnibus Budget Reconciliation Act of 1993 annual compensation limit of $150,000 as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined, (determination period) beginning in such calendar year. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the Omnibus Budget Reconciliation Act of 1993 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 annual compensation limit is $150,000, provided, however, that such limit shall be proportionately reduced in the case of any Plan Year containing fewer than 12 months.

          If, during any Plan Year beginning after 1986, any of the Participant, the Participant's spouse, or a lineal descendant of the Participant who has not reached age 19 by the end of the year, is either (i) a Five-Percent Owner or (ii) a Highly Paid Employee who is among the Employer's 10 most highly compensated Employees, then the foregoing limitation shall be allocated among such individuals in proportion to their actual compensation in accordance with section 414(q)(6) of the Code and applicable Treasury Regulations. A Participant's compensation in any earlier Plan Year which is taken into account in determining his Pension Benefit in a later Plan Year shall not exceed the limitation applicable in the earlier Plan Year. The foregoing limitation shall also apply in determining a Participant's "Total Compensation" solely for purposes of the definition of "Employee" in section 2, the top-heavy minimum benefits under section 4.6 and the restrictions on certain distributions under section 8.3. Notwithstanding the foregoing, for the Plan Year beginning July 1, 1987 and ending on the last day of that calendar year Compensation shall be annualized in the determination of "Average Compensation". Furthermore, Compensation shall be the Compensation as defined herein during the calendar year for Plan Years subsequent to December 31, 1987.

     "Average Excess Compensation" means the excess of a Participant's Average Compensation over the transitional covered compensation amount specified in Table 1 of IRS Notice 89-70, as follows:

================================================================================
                         COVERED                           COVERED
     YEAR OF BIRTH     COMPENSATION    YEAR OF BIRTH     COMPENSATION
--------------------------------------------------------------------------------
         1908            $ 4,200          1933           $ 27,000
         1909             4,800           1934             28,200
         1910             4,800           1935             29,400
         1911             5,400           1936             30,600
         1912             5,400           1937             31,800

         1913             6,000           1938             34,200
         1914             6,600           1939             35,400
         1915             7,200           1940             36,600
         1916             7,800           1941             37,800
         1917             8,400           1942             38,400

         1918             9,600           1943             39,600
         1919            10,200           1944             40,800
         1920            11,400           1945             42,000
         1921            12,000           1946             42,600
         1922            13,200           1947             43,800

         1923            14,400           1948             44,400
         1924            15,600           1949             45,000
         1925            16,800           1950             45,600
         1926            18,000           1951             46,200
         1927            19,200           1952             46,800

         1928            21,000           1953             46,800
         1929            22,200           1954             47,400
         1930            23,400           1955             48,000
         1931            24,600           1956             48,000
         1932            25,800        1957 or later       48,000
===============================================================================

     In the case of any other Participant who has not reached his Social Security Retirement Age, the wage bases applicable for the current and subsequent Plan Years shall be assumed to be equal to the wage base in effect at the beginning of the current Plan Year. After a Participant reaches his Social Security Retirement Age, the wage bases for subsequent years shall be assumed to remain equal to the wage base in effect at the beginning of the Plan Year in which he reaches such age.

     Moreover, for the Plan Year beginning on January 1, 1994, the covered compensation shall be based on the following table (adjusted, for Plan Years beginning after 1994, in accordance with Internal Revenue Service regulations):

================================================================================
                         COVERED                            COVERED
     YEAR OF BIRTH    COMPENSATION     YEAR OF BIRTH     COMPENSATION
--------------------------------------------------------------------------------
         1928           $ 24,000           1946           $ 51,000
         1929             24,000           1947             51,000
         1930             27,000           1948             54,000
         1931             27,000           1949             54,000
         1932             30,000           1950             54,000

         1933             30,000           1951             57,000
         1934             33,000           1952             57,000
         1935             33,000           1953             57,000
         1936             36,000           1954             57,000
         1937             36,000           1955             60,000

         1938             39,000           1956             60,000
         1939             42,000           1957             60,000
         1940             42,000           1958             60,000
         1941             45,000           1959             60,000
         1942             45,000           1960             60,000

         1943             48,000           1961             60,600
         1944             48,000           1962             60,600
         1945             51,000       1963 or later        60,600
================================================================================

4.6  Top-Heavy Minimum Benefit.

     Notwithstanding the foregoing, if this Plan is ever Top-Heavy, a Participant's Normal Pension Benefit or Accrued Benefit shall in no event provide a monthly payment less than the product of 1.8 percent of his average compensation multiplied by the number of his Top-Heavy Benefit Years up to but not exceeding 10 Top-Heavy Benefit Years. For this purpose a Participant's "average compensation" means the average of his Total Compensation which is paid to him by an Employer during his highest paid five consecutive Plan Years out of his entire period of Service, excluding any Service before the Plan's first Top-Heavy Year or after its last Top-Heavy Year. If such period of Service is shorter than five years, the Participant's average compensation for this purpose shall be determined on the basis of the shorter period. Such minimum Normal Pension Benefit or Accrued Benefit shall apply for purposes of calculating a Participant's Later Pension Benefit, Early Pension Benefit, Disability Pension Benefit, or Vested

Deferred Pension Benefit, as the case may be, but shall not apply for purposes of any pre-retirement death benefit, other than the pre-retirement spousal annuity described in section 7.1. In calculating this minimum benefit, a Participant's "Top-Heavy Benefit Years" are Benefit Years credited to a Participant after 1983 which are also Top-Heavy Years, up to a maximum of 10 years. However, a Top-Heavy Year shall not be counted as a Top-Heavy Benefit Year if the Participant participated in a qualified defined contribution plan within the plan aggregation group for that year and his accounts were credited with employer contributions and forfeitures (excluding any salary reduction or matching contributions) of at least 5 percent of his Total Compensation.

4.7  Suspension, Deferral, and Nonduplication of Benefits.

     Payments under a Participant's Early Pension Benefit shall be suspended if he resumes Service with an Employer before his Normal Retirement Date, and shall resume upon the termination of his Service. However, no benefits shall be suspended for any month after a Participant's Normal Retirement Date in which he has fewer than 40 Hours of Service. If benefits are suspended for any period, regular payments shall resume either (i) if the Participant has not reached his Normal Retirement Date, as of the first day of the month following his termination of Service, or (ii) if he has reached his Normal Retirement Date, the first day of the month following his termination of Service, or (iii) if he has reached his Normal Retirement Date, the first day of the month following a reduction of his monthly Hours of Service below 40, with an immediate makeup of all payments missed since his Normal Retirement Date. Notwithstanding the foregoing, no portion of a Participant's Pension Benefit representing a Top-Heavy minimum benefit payable pursuant to section 4.6 shall be suspended for any month after the Participant's Normal Retirement Date. The Administrator shall give Participants written notice by personal delivery or first class mail of the rules governing such benefit suspensions and shall take whatever further action may be necessary to comply with section 2530.203-3 of the Department of Labor's regulations under Title I of ERISA.

     Payments under a Participant's Disability Pension Benefit, if applicable, shall cease if his Disability ceases before his Normal Retirement Date. Further, payments under a Disability Pension Benefit shall be deferred during any period prior to his Normal Retirement Date in which the Participant is entitled to receive disability benefits under any insured plan maintained by an Employer, unless such insured benefit would not be affected by the Participant's receipt of Disability Pension Benefits.

     Any Plan benefits to which a Participant or his Beneficiary may become entitled shall be actuarially reduced to reflect any benefits other than disability benefits previously paid or separately payable under this Plan or any Prior Plan. In addition, a Participant's Pension Benefit under this Plan shall be reduced to the extent of the Actuarial Equivalent of any benefits he receives upon the termination of his employment under any public worker's compensation or disability insurance program.

4.8  Administrator Discretion as to Payments.

     The Administrator may, within a reasonable time after a Participant's termination, distribute his vested Pension Benefit in the form of a single lump sum which is the Actuarial Equivalent of that benefit, provided the Actuarial Equivalent of his Accrued Benefit does not exceed and has never exceeded $3,500. If any annuity benefit provides monthly payments of less the $100, the Administration may provide for the payment of benefits which are the Actuarial Equivalent on a less frequent basis such that each periodic payment is as close as possible to $100.

4.9  Term of Benefit Payments.

     The payment of any Pension Benefit shall begin on the first day of the calendar month coinciding with or next following the date on which the Participant becomes eligible for the benefit under sections 4.1, 4.2, or 4.3, (his "benefit commencement date", provided his benefit form election has become irrevocable pursuant to section 6.10, and shall end with the payment on the first day of the calendar month in which the Participant or Beneficiary dies, or in which the guaranteed payment period is completed, as the case may be. If the Administrator is unable to determine the benefits payable to a Participant (or Beneficiary) by the benefit commencement date, or is the Participant's benefit form election has not become irrevocable by that date, the benefits shall in any event begin within 60 days after they can first be determined or after the election has become irrevocable, with whatever makeup payments may be appropriate in view of the delay beyond the benefit commencement date.

Section 5.  Vesting and Forfeiture.

5.1 Vesting Schedule.

     A Participant shall have no interest in his Accrued Benefit until he has completed 5 Vesting Years, at which time his interest in his Accrued Benefit shall become 100 percent vested.

     If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 years of Service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change.

     The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

          (1) 60 days after the amendment is adopted;

          (2) 60 days after the amendment becomes effective or

          (3) 60 days after the Participant is issued written notice of the amendment by the Employer or the Administrator.

     However, in the case of a Participant whose vested interest is to be determined in a Top-Heavy Year, it shall instead be based on the following table:

                                               PERCENTAGE OF
            VESTING YEARS                      INTEREST VESTED
         ------------------                   -----------------
            fewer than 2                              0%
                 2                                   20%
                 3                                   40%
                 4                                   60%
                 5                                   80%
             6 or more                              100%

     However, this top-heavy vesting schedule does not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy and such Employee's Accrued Benefit will be determined without regard to this top-heavy vesting schedule.

5.2  Computation of Vesting Years.

     For purposes of this Plan, a "Vesting Year" means each 12 month period beginning July 1 in which an Employee has at least 1,000 Hours of Service, beginning with his initial Service with any Employer, and including certain Service with other employers as provided in the definition of "Service." However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

     - Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C.
          section 2021).

     - If a Participant has a Break in Service before his interest in his Accrued Benefit has become vested to some extent, he shall lose credit for any Vesting Year before the Break.

     - A Participant's Vesting Years shall not include any Service before January 1, 1971, unless he has accrued three Vesting Years since that date.

     - Notwithstanding the foregoing, a Participant shall be credited with a Vesting Year for the Plan Year ending December 31, 1987 provided that such Participant completes at least one Hour of Service during the short Plan Year ending December 31, 1987 and at least 1,000 Hours of Service during the 12-month period ending December 31, 1987. Subsequent to the last day of that calendar year a `Vesting Year' shall be measured based on the 12-month period commencing each January 1.

5.3  Full Vesting Upon Certain Events.

     Notwithstanding section 5.1, a Participant's interest in his Accrued Benefit shall fully vest on the Participant's Normal Retirement Date.

The Participant's interest shall also fully vest on the date he reaches his Early Retirement Date, provided he is in Service on or after that date, or in the event that his Service is terminated by Disability or death. These special full vesting rules, other than as provided in the first sentence in this section 5.3, shall not apply to Top-Heavy minimum benefits accrued by a Participant pursuant to section 4.6.

5.4  Full Vesting Upon Plan Termination.

     Notwithstanding section 5.1, an affected Participant's interest in his Accrued Benefit shall fully vest upon the complete termination of this Plan, subject to sections 8.3 and 11.6. If there is a partial termination, each active Participant's interest in his Accrued Benefit, with respect to that part of the Plan which is terminated, shall fully vest to the extent such interest is funded, as determined on a basis consistent with the priorities set forth in section 11.6 and the restrictions in section 8.3.

5.5  Forfeiture of Nonvested Interest.

     If a Participant's Service terminates before his interest in his Accrued Benefit is fully vested, that portion which has not vested shall be forfeited as soon as he either (a) receives a distribution of his entire vested interest pursuant to section 6, or (b) has a Break in Service. For this purpose, a Participant who has terminated with no vested interest in his Accrued Benefit shall be deemed to have received a distribution of his entire vested interest on the date of his termination. However, if the nonvested portion of a Participant's Accrued Benefit has been forfeited before he has a Break in Service, and the Participant returns to an Employer's Service before he has a Break, the forfeited portion shall immediately be restored to the Participant. No forfeiture shall be used to increase the benefits any Participant or Beneficiary would otherwise receive under the Plan.

5.6  Vesting and Nonforfeitability.

     A Participant's interest in his Accrued Benefit which has become vested shall be nonforfeitable for any reason. However, the Participant's nonforfeitable interest shall be limited to those pension and death benefits specifically described in sections 4 and 7, subject to all applicable conditions and limitations under this Plan. If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant of Beneficiary. The minimum Accrued Benefit required (to the extent required to be nonforfeitable under section 416(b)) of the Code may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

Section 6.  Pension Benefit Claims and Forms.

6.1 Claim for Benefits.

    Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Administrator on a form provided by the Administrator. The claim shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant fails to file a claim by the 30th day before the date on which his benefits are to begin, the Administrator shall proceed as if he had filed a claim for whatever Pension Benefit the Administrator believes he has earned.

6.2  Notification by Administrator.

     Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Administrator shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Administrator denies a claim in any respect, the Administrator shall set forth in a written notice to the Participant or Beneficiary:

          (i) each specific reason for the denial;

          (ii) specific references to the pertinent Plan provisions on which the denial is based;

          (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

          (iv) an explanation of the claims review procedure set forth in section 6.3.

6.3  Claims Review Procedure.

     Within 60 days after a Participant or Beneficiary receives notice from the Administrator that his claim for benefits has been denied in any respect, he may file with the Administrator a written notice of appeal setting forth his reasons for disputing the Administrator's determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Administrator shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the

Administrator's final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

6.4  Standard and Alternative Benefit Forms.

     If a Participant has no Spouse, his Pension Benefit described in any of sections 4.1, 4.2 or 4.3 shall be the "Standard Annuity" form for the Participant. If a Participant has a Spouse, the "Standard Annuity" form in which his Pension Benefit shall be payable shall be a joint and survivor annuity, payable monthly for his life and, after his death, payable monthly at one-half of the initial rate for the life of his Spouse, which is the Actuarial Equivalent of his Pension Benefit. Any alternative form of benefit selected by a Participant shall be the Actuarial Equivalent of his Pension Benefit payable in the Standard Annuity form. Each Participant shall receive his benefits in the Standard Annuity form unless he elects in accordance with section 6.5 to receive one of the following alternative forms of benefits:

     - a monthly benefit for the Participant's life, with or without payments guaranteed at the initial rate for 60 months, 180 months, or 240 months, or, if less, a period not exceeding his life expectancy; or

     - a monthly benefit for the Participant's life and, after his death, a monthly benefit for the life of his Beneficiary which shall either be equal to the Participant's monthly benefit or be equal to two-thirds or one-half of his benefit; or

     - a term certain annuity providing equal periodic installments over a period of not less than 5 years, but in any event not exceeding the joint and survivor's life expectancy of the Participant and his Beneficiary, if any; or

     -    any other annuity benefit; or

     - a lump sum benefit. A lump sum distribution benefit will not be permitted if the amount of such lump sum exceeds $20,000 (effective January 1, 1994, $25,000).

Where a Participant elects to receive an annuity with a period certain, the period selected may not extend past the Participant's 96th birthday. Where a Participant elects to receive a joint and survivor annuity with a contingent annuitant other than his Spouse, the ratio of the monthly payment under the survivor annuity to the payment to the Participant shall not exceed the applicable percentage in the following table:

================================================================================
    PARTICIPANT'S AGE                      PARTICIPANT'S AGE
     MINUS CONTINGENT      APPLICABLE       MINUS  CONTINGENT        APPLICABLE
     ANNUITANTS'S AGE      PERCENTAGE        ANNUITANT'S AGE         PERCENTAGE
--------------------------------------------------------------------------------
       10 or less            100%                  28                   62%
            11                96%                  29                   61%
            12                93%                  30                   60%
            13                90%                  31                   59%
            14                87%                  32                   59%
            15                84%                  33                   58%
            16                82%                  34                   57%
            17                79%                  35                   56%
            18                77%                  36                   56%
            19                75%                  37                   55%
            20                73%                  38                   55%
            21                72%                  39                   54%
            22                70%                  40                   54%
            23                68%                  41                   53%
            24                67%                  42                   53%
            25                66%                  43                   53%
            26                64%               44 or more              52%
            27                63%
================================================================================

Further, any form elected must provide for benefit payments such that the present value of the benefits to be paid to the Participant exceeds 50 percent of the present value of the total benefits to be paid, and either (i) all benefits will be paid by the Participant's death, or by the death of the survivor of the Participant and a designated contingent annuitant, or (ii) all benefits will be paid over a period not exceeding the Participant's life expectancy, or the joint and survivor life expectancy of the Participant and a designated contingent annuitant, as determined at the time benefits begin. However, this shall not prevent the payment of benefits over a longer period pursuant to an election made by a Participant before 1984 which complied with then applicable law and which has not since been changed in any respect other than to comply with section 417 of the Code (ignoring any change in beneficiaries which does not affect the total period of benefit payments).

6.5  Election of Pension Benefit Form.

     Any Participant who qualifies for a Pension Benefit may, in lieu of the Standard Annuity, elect to receive a form of benefits described in section 6.4. Any election of a benefit form, or revocation of an election, shall be made on a form provided by the Administrator and shall be signed by the Participant.

     If a Participant is married, his election of any benefit form other than the Standard Annuity shall be valid only if accompanied by the Spouse's written consent to the election, which (i) must acknowledge the effect of the election,
(ii) must explicitly provide either that the designated Beneficiary, if any, and payment form may not subsequently be changed by the Participant without the Spouse's further consent, or that they may be changed without such consent, and
(iii) must be witnessed by the Administrator, its representative, or a notary public. (The Administrator may waive this requirement if the Participant established to the Administrator's satisfaction that the Spouse may not be located.)

     A Participant's election, and his Spouse's consent if applicable, shall be filed with the Administrator during an election period beginning 90 days before the day on which benefit payments are to begin. The Administrator shall furnish to the Participant, at least 30 days and not more than 90 days before the benefit commencement date, a written explanation in nontechnical language of the Standard Annuity and other benefit forms provided under section 6.4, the Participant's right to elect a form and revoke an election, and the relative effect of the different forms on the amounts to be received by the Participant and any Beneficiary. If the Participant is married, the Administrator's written explanation shall describe the need for the Spouse to consent to the election of any form other than a Standard Annuity.

     If a Participant requests any additional information regarding the election of a benefit form within 60 days after receiving the Administrator's initial written explanation, the Participant's benefit commencement date shall be changed, if necessary, to be at least 60 days after he receives the additional information. If a Participant is to receive a form of benefits involving a fixed or minimum number of payments, he may at any time, whether before or after the end of the election period, change the designated Beneficiary of any benefits which may remain payable upon the death of the Participant and any contingent annuitant, subject his Spouse's consent if applicable.

6.6  Administrator Action as to Benefit Payments.

     Where a Participant or Beneficiary does not or may not elect to receive a lump sum payment of the Participant's Pension Benefit or death benefit, the Administrator in accordance with uniform, nondiscriminatory policies shall determine whether the benefits shall be paid directly from the Trust Fund as the payments become due, or shall be provided through insured individuals or group annuity contracts, which policies may take into account the interest rates being assumed under such contracts relative to the expected investment returns of the Trust Fund. Where a Participant's Service has ended prior to his Normal Retirement Date and the Participant has declined or is not permitted to accept a lump sum payment of his Accrued Benefit, the Administrator may at any time, in accordance with such policies, distribute a terminated Participant's Pension Benefit to him in the form of an individual, nontransferable annuity contract from a reputable insurer, provided such contract complies with the provisions of this Plan and preserves all of the elections provided under sections 6.4 and 6.5.

     If the lump sum distributions in excess of $3,500 are permitted by the Plan, the Administrator shall, within a reasonable time after a Participant's termination, distribute his Pension Benefit in the form of a single lump sum which is the Actuarial Equivalent of that benefit, provided (i) the Actuarial Equivalent of his Accrued Benefit does not exceed and has never exceeded $3,500, or (ii) the Participant has reached his earliest retirement date and has elected to receive the proposed lump sum payment in lieu of a periodic benefit as a Standard Annuity within 30 days after the Administrator notifies him of his right to elect the lump sum. The Administrator's notice shall be given between 30 and 90 days prior to the lump sum payment date, and shall explain the Participant's right to receive or defer his benefit and his right to elect among various forms of annuities if benefit payments are deferred until the Participant's Early or Normal Retirement Date.

6.7  Election Formalities.

     Any election or revocation of a benefit form shall be in writing, signed by the Participant or, if applicable, by the Beneficiary, and delivered personally or by mail to the Administrator. The Administrator shall provide appropriate forms for benefits elections, but an election shall be valid whether or not it is made on the official form.

6.8  Marital Status.

     The Administrator shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Administrator with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Administrator may, in its discretion, require a notarized affidavit from any

Participant as to his marital status. The Administrator, the Plan, the Trustee and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payment made as a result of the Administrator's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

6.9  Proof of Ages.

     Each Participant shall furnish satisfactory proof of his age to the Administrator at least 30 days before the end of the election period described in section 6.5. Further, any Participant who is to receive his benefits in a form related to the lifespan of another individual shall furnish satisfactory proof of the individual's age to the Administrator by the same date.

6.10 Irrevocability of Elections.

     Any election by a Participant as to his benefit form shall be irrevocable after the end of the election period described in section 6.5.

6.11 Presumption in Absence of Election.

     Any Participant who fails to make a timely election in accordance with section 6.5, or whose election is revoked or becomes void, shall be presumed conclusively to have accepted his Pension Benefit in the form of the Standard Annuity.

     Notwithstanding the foregoing, the failure of a Participant and Spouse, if applicable, to consent to a distribution while a benefit is immediately distributable, within the meaning of section 4.1, 4.2 or 4.3 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

6.12 Effect of Contingent Annuitant's Death.

     Any election of a form of Pension Benefit related to the lifespan of another individual shall become void automatically if such individual dies before the date on which benefit payments are to begin. However, if the individual dies before the Participant but after the date on which benefit payments begin (or were to begin), the Participant shall receive only the benefits described in the form so elected.

6.13 Effect of Participant's Death.

     Any election of an alternative form of Pension Benefit described in section
6.4 shall become void automatically if the Participant dies before the date on which benefit payments are to begin. The amount and form of the benefits, if any, to be paid to such Participant's Spouse or other designated Beneficiary shall be determined in accordance with section 7.

6.14 Payment in Cash; Direct Transfer.

     All benefits shall be paid in cash except as otherwise agreed upon by the Administrator and the person entitled to the benefits. To the extent that the recipient could roll over some or all of a benefit payment into another qualified retirement plan or an individual retirement arrangement pursuant to section 402(c) of the Code, and the amount eligible for rollover exceeds $200, the recipient may elect to have that amount paid directly to such plan or arrangement.

Section 7.  Death Benefits.

7.1  Death Before Commencement of Benefits.

     If a Participant dies before his benefit commencement date while he is in active Service, or after his interest in his Accrued Benefit has become vested to some extent and after his Service has terminated, his Beneficiary shall receive a death benefit which is the Actuarial Equivalent of his Accrued Benefit, computed as of the date of his death. The death benefit shall be paid in a lump sum, annuity, or installment form, and to one or more Beneficiaries, as the Participant may have elected.

     However, if the Participant has a Spouse at the time of his death and has not specifically elected otherwise, the death benefit shall automatically be paid to the Spouse in the form of a monthly annuity for the Spouse's remaining life. The Plan Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation of: (i) the terms and conditions of a qualified pre-retirement survivor annuity; (ii) the Participant's right to make and the effect of an election to waive the qualified pre-retirement survivor annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of a revocation of a previous election to waive the qualified pre-retirement survivor annuity. If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant into the Plan. Any qualified pre-retirement survivor annuity election will be in writing and may be changed by the Participant at any time. No election of a different Beneficiary or a different payment form shall be valid unless the election is accompanied by the Spouse's written consent, which (i) must acknowledge the effect of the election (ii) must explicitly provide either that the designated Beneficiary and payment form may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and
(iii) must be witnessed by the Administrator, its representative, or a notary public. (The Administrator may waive this requirement if the Participant establishes to the Administrator's satisfaction that the Spouse can not be located.)

     Unless the Participant has otherwise provided, his Beneficiary may change or elect an alternative benefit form within 60 days after a death benefit becomes payable. The Administrator may cause the death benefit to be paid in a single lump sum which is the Actuarial Equivalent where (i) if the Beneficiary is the Spouse, the lump sum is less than

$3,500 or the Spouse consents to receive it, or (ii) if the Beneficiary is not the Spouse, the lump sum is less than $3,500 or there is no valid election of a different benefit form by the Participant or the Beneficiary.

     In all events, whether pursuant to an election by the Participant or by the Beneficiary, all of the Participant's interest under this Plan shall be completely distributed by the sixth December 31st falling on or after the date of his death, except in the case of death benefits payable to an individual Beneficiary, which may be payable over the Beneficiary's remaining lifetime or over a period certain not exceeding the Beneficiary's life expectancy at the Participant's death. However, this shall not prevent the payment of death benefits over a longer period pursuant to an election made by a Participant before 1984 which complied with then applicable law and which has not since been changed in any respect other than to comply with section 417 of the Code (ignoring any change in beneficiaries which does not affect the total period of benefit payments).

     If a Participant dies before his benefit commencement date while in active Service, but after his Normal Retirement Date, his Beneficiary shall receive a death benefit which is the Actuarial Equivalent of his Accrued Benefit, subject to the terms and conditions of the preceding paragraph.

7.2  Death After Commencement of Benefits.

     If a Participant dies after his benefit commencement date, any remaining benefits under the Standard Annuity or the alternative benefit form, if any, elected pursuant to section 6.5 shall be paid to the Participant's Spouse or other Beneficiary, as the case may be.

Section 8.  Benefit Limitations.

8.1  Maximum Annual Benefits.

         Regardless of any other provision in this Plan, no Participant's Pension Benefit shall provide annual payments exceeding the lesser of: (i) $90,000, or the dollar limitation currently in effect (hereinafter the "Dollar Limitation"), and (ii) the Participant's average annual Total Compensation during his highest-paid three consecutive limitation years out of his total period of Service with the Employers (hereinafter the "Percentage Limitation"). However, in a case of a Participant who has never participated in a defined contribution plan maintained by an Employer, the limitation under this section
8.1 (hereinafter the "Benefit Limit") shall not be less than $1,000 multiplied by his years of Service up to a maximum of 10 years. A "limitation year" shall mean each 12-month period beginning on January 1. In all events, the Benefit Limit shall be determined subject to the following:

          8.1-1 The Dollar Limitation shall be reduced by one-tenth for each whole year by which the sum of the Participant's total years of participation in the Plan and the Prior Plan is less than 10. The Percentage Limitation shall be reduced by one-tenth for each whole year by which the sum of the Participant's total years of Service with the Employer is less than 10.

          8.1-2 The Benefit Limit shall be reduced to the extent of the Participant's benefits under any other defined benefit retirement plan which must be aggregated with this plan pursuant to sections 415(f) and (h) of the Code, taking into account the rules prescribed under sections 414(b), (c), (m), and (o).

          8.1-3 If a Participant's benefits are payable in a form other than a straight life annuity or a qualified joint and survivor annuity, such benefits shall be converted to an actuarially equivalent straight life annuity for purposes of determining compliance with the Benefit Limit. A Participant's benefits for this purpose shall not include any benefits attributable to his rollover or voluntary contributions, any benefits transferred from another plan not maintained by an Employer, or any pre-retirement death benefits, post-retirement medical benefits, or post-retirement cost-of-livings adjustments.

          8.1-4 If a Participant's benefits commence before his Social Security Retirement Age, the Dollar Limitation shall first be reduced to be actuarially equivalent to a single life annuity beginning at that age as follows: for benefits commencing on or after the Participant reaches age 62, the Dollar Limitation shall be reduced by 5/9 of one percent for each of the first 36 months and by 5/12 of one percent for each of the next 24 months (if any) prior to the Social Security Retirement Age; for benefits commencing before the

     Participant reached age 62, the Dollar Limitation shall be actuarially equivalent to the limitation applicable at age 62.

          8.1-5 If a Participant's benefits commence after his Social Security Retirement Age, the Dollar Limitation shall first be increased to be actuarially equivalent to a single life annuity of the Dollar Limitation beginning at the Participant's Social Security Retirement Age.

          8.1-6 For purposes of this section 8.1, actuarial equivalence shall be determined using the factors specified for determining an Actuarial Equivalent under other provisions of the Plan, except that the interest rate for purposes of sections 8.1-3 and 8.1-4 shall be greater of five percent and the rate used to determine an Actuarial Equivalent, while the interest rate for purposes of section 8.1-5 shall be the lesser of five percent and the rate used to determine an Actuarial Equivalent. Further, there shall not be any discount for pre-retirement mortality to the extent the Participant's Beneficiary, in the event of his death prior to his Normal Retirement Date, would receive a death benefit under section 7.1 equivalent to his Accrued Benefit.

          8.1-7 For purposes of this section 8.1 and section 8.2, the $90,000 and $30,000 Dollar Limitations referred to shall, for each limitation year ending after 1987, be automatically adjusted to the new Dollar Limitations determined by the Commissioner of Internal Revenue for the calendar year in which the limitation year ends.

          8.1-8 In computing a Participant's Pension Benefit, all other reductions (e.g., those applicable in determining his Accrued Benefit, or in computing a benefit payable before Normal Retirement Date, or in determining an offset on account of a benefit under another plan) shall be applied before the benefit is reduced to comply with the Benefit Limit under this section.

          8.1-9 The dollar Limitation shall in no event be less than a Participant's Accrued Benefit in the form of a single life annuity determined as of the last day of the last limitation year beginning before 1987, but without regard to any changes in the Plan made after May 5, 1986.

8.2  Coordinated Limitation With Other Plans.

     If a Participant has ever participated in one or more defined contribution plans maintained by the Employer or a related entity (within the purview of sections 414(b), (c), (m) and (o) and 415(h) of the Code, which affiliate shall be deemed an Employer for this purpose), and if the Participant's defined contribution plan fraction has not been sufficiently limited pursuant to those plans' provisions regarding the limitations under section 415(e) of the Code, then the Participant's

Pension Benefit shall be limited so that the sum of his defined benefit plan fraction and his defined contribution plan fraction does not exceed one in any limitation year. For this purpose:

          8.2-1 A Participant's defined benefit plan fraction shall be a fraction, (i) the numerator of which is the sum of 12 monthly payments of the Participant's projected annual benefit, and (ii) the denominator of which is the least of (a) 1.25 times the Dollar Limitation, or 1.25 times the currently applicable Dollar Limitation, or (b) 1.0 times the Dollar Limitation if either the Plan is super top-heavy, or the Plan is top-heavy and the minimum benefits required pursuant to section 416(h)(2) of the Code have not been provided, or (c) 1.4 times the Percentage Limitation.

          For this purpose, a Participant "projected annual benefit" under each defined benefit plan means the annual normal retirement benefit (adjusted to an actuarially equivalent single life annuity in the case of any plan under which the normal form is other than a single life annuity or qualified joint and survivor annuity) which the Participant will receive assuming his Service with the Employer will continue until his normal retirement date under the plan (or until the present, if later), and assuming that his compensation and all other factors used to determine his benefits will remain constant through such date.

          In the case of any Participant covered on or before the last day of the Plan Year that began in 1986, by one or more defined benefit plans established by May 6, 1986, which satisfied the requirements of section 415 for all years beginning before 1987, the denominator of his benefit plan fraction shall in no event be less than 125 percent of the sum of the annual benefits which he had accrued as of the last day of the Plan Year that began in 1986, disregarding any changes in the terms of any plan after May 5, 1986.

          8.2-2 A Participant's defined contribution plan fraction shall be a fraction, (i) the numerator of which is the sum of the annual additions to his accounts under all qualified retirement plans and simplified employee pensions ever maintained by an Employer (whether or not terminated), and
     (ii) the denominator of which is the sum of the least of the following amounts determined for the current year and each prior year of service with an Employer: (a) 1.25 times $30,000, or 1.25 times the Dollar Limitation in effect under section 415(c)(1)(A) of the Code for such year (ignoring section 415(c)(6)), or (b) 1.0 times such Dollar Limitation if either the Plan is super top-heavy, or the Plan is top-heavy and the minimum benefits required pursuant to section 416(h)(2) of the Code have not been provided, or (c) 35 percent of the Participant's Total Compensation for such year. However, the denominator of the defined contribution plan fraction shall be determined instead pursuant to the special transition rule set forth in section 415(e)(6) of the Code if the Administrator so elects.

     If the Participant participated in a defined contribution plan in any years beginning before 1976, any excess of the sum of the actual annual additions to the Participant's accounts for those years over the maximum annual additions which could have been made in accordance with section 415(c) of the Code shall be ignored, and voluntary contributions by the Participant during those years shall be taken into account as to each such year only to the extent that his average annual voluntary contribution in those years exceeded 10 percent of his average Total Compensation in those years. In the case of any Participant covered by one or more defined contribution plans established by May 6, 1986, for whom the sum of his defined contribution plan fraction and defined benefit plan fraction on the last day of the Plan Year that began in 1986 did not exceed one under the rules of section 415(e) of the Code in effect on that date, but did exceed one under the rules becoming effective on the first day of the Plan Year that began in 1987, his defined contribution plan fraction shall be permanently reduced by subtracting from the numerator an amount equal to the product of
     (a) the excess of the sum of such fractions on the first day of the Plan Year that began in 1987, over one, multiplied by (b) the denominator of the defined contribution plan fraction on that date. No changes in the terms of any plan after May 5, 1986, shall be taken into account in making such an adjustment.

     For this purpose, the annual additions to a Participant's accounts shall mean the sum of (i) the Employer contributions and Employee forfeitures allocated to his accounts (including contributions to any individual medical benefits account as described in section 415(l)(2) or 419(d)(2) of the Code), plus (ii) for limitation years beginning before 1987 the lesser of one-half of his voluntary contributions or the excess of his voluntary contributions over six percent of his Total Compensation, plus (iii) amounts allocated after March 31, 1984 to an individual medical account as defined in Section 415(l)(1) of the Code which is part of a defined benefit plan maintained by the Employer, plus (iv) amounts derived from contributions paid or accrued after December 31, 1985 to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, (v) for limitation years beginning after 1986, his total voluntary contributions. Further, any voluntary contributions by a Participant pursuant to section 9.8 shall be treated as participation in a defined contribution plan maintained by the Employer. Where the sum of the fractions would exceed one for a Participant, the Administrator shall be authorized to take whatever action (i) will reduce the Participant's benefit accruals and annual additions to the extent required for the sum of the fractions not to exceed one, and (ii) will result in the least reduction of retirement income to the Participant using the actuarial assumptions applied to determine an Actuarial Equivalent.

8.3  Limitations as to Certain Employees.

     Regardless of any other provision of the Plan, during any Plan Year beginning on or after January 1 , 1994, the benefits paid to any of the 25 most highly compensated Highly Paid Employees or their Beneficiaries shall not exceed the payments which would be made in a single life annuity form. (For this purpose, any loans to an Employee in excess of the limit prescribed under section 72(p)(2)(A) of the Code, and any death benefits paid to a deceased Participant's Beneficiary which are not provided by life insurance, shall be deemed additional benefits.) However, the foregoing restriction shall not apply to any Participant's benefits if (a) the Plan would have assets, after distributing the Participant's entire remaining benefits in a lump sum, exceeding 110 percent of the Plan's "current liabilities" within the meaning of section 412(l)(7) of the Code, or (b) the present value of the Participant's remaining benefits is less than one percent of such current liabilities or less than $3,500.

     During any Plan Year beginning before January 1, 1989 the Pension Benefit payable to any active or terminated Participant who was among the 25 highest-paid Employees of all participating Employers as of the latest of (i) July 1, 1956 (ii) the effective date of his Employer's adoption of the Plan, and
(iii) the effective date of an amendment to the Plan which generally increases retirement benefits (that latest date to be called the "Limitation Date") shall be subject to certain restrictions as follows:

          8.3-1 The restrictions described in section 8.3-2 shall become applicable if (i) the Plan is terminated within ten years after the Limitation Date and the Plan's assets are not sufficient to cover the full actuarial value of all Participants' and Beneficiaries' interests, or (ii) the Participant's benefits become payable within ten years after the Limitation Date.

          8.3-2 The Employer's contributions which may be used for the Participant's benefits shall not exceed the greatest of: (i) $20,000; (ii) the sum of 20 percent of the first $50,000 of his annual compensation multiplied by the number of years between the Limitation Date and the earlier of the date of termination of the Plan or the date on which the Participant's benefits commence, whichever is applicable, plus, if benefits have been increased by an amendment, the amount which would have been used for his benefit if the Plan had been terminated on the Limitation Date;
     (iii) the amount which would have been used for his benefit if the benefit level under the Plan as in effect prior to the Limitation Date had not been changed; (iv) in the case of a "substantial owner" as defined in section 4022(b)(5) of ERISA, the present value of his benefits which are guaranteed under section 4022 if the Plan is terminating, or which would be guaranteed if the Plan were terminating; or (v) in the case of a Participant who is not a "substantial owner", the present value of the maximum benefit described in section 4022(b)(3)(B), substituting the phrase "at the earlier of the time the Plan terminates or the time benefits commence" in place of "at the time the plan terminates" in that section. The foregoing restrictions shall be applied separately with respect to each Limitation Date arising from an amendment which increases benefits.

          8.3-3 For purposes of this section 8.3, the term "benefits" shall mean the Pension Benefits described in section 4, and the term "annual compensation" shall mean the Participant's average Total Compensation during the most recent five years.

          8.3-4 Any terminated Participant subject to the foregoing restrictions shall receive the unrestricted portion of his Pension Benefit in accordance with section 4, and the Trustee shall continue to hold in trust the balance of his benefits until the restrictions permit the remaining benefits to be paid.

          8.3-5 The restrictions shall not apply to any death benefits payable pursuant to section 7 or to any Pension Benefit which, in the form of a Standard Annuity, provides monthly payments to the Participant not exceeding $125. Further, the restrictions shall not prevent the payment of annuity benefits to the Participant so long as any excess of the benefits paid during the current Plan Year to all Participants over the benefits which could otherwise be paid to them under the restrictions does not exceed the Employer's contributions already paid to the Trustee in the year.

          The foregoing restrictions shall not, in the event of a termination of the Plan, prevent the payment of benefits in a manner which does not discriminate in favor of Participants who are officers or shareholders of the Employer, or are highly compensated.

          8.3-6 Further, the foregoing restrictions shall not apply to a Participant who agrees to repay, before the restrictions would otherwise lapse, any part of the benefits which, except for this paragraph, would not have been paid, plus interest at the rate used from time to time to calculate the lump sum equivalent of a Pension Benefit (hereinafter the "repayable amount"). The agreement shall be in writing, signed by the Participant and the Administrator, and shall be secured by the deposit, with a depository acceptable to the Administrator, of property having a fair market value equal to 125 percent of the repayable amount.

          The Participant shall agree to deposit additional property to bring the value of the total property deposited up to 125 percent of the repayable amount if the fair market value of the property originally deposited falls below 110 percent of that amount. The deposited property shall be released as security and returned to the Participant if and to the extent that the restrictions shall no longer apply to his benefits, as long as the remaining property always equals 125 percent of the Participant's remaining obligation under this paragraph.

          To the extent that the Participant deposits U.S. Treasury bonds, cash, or cash equivalent securities, "100 percent" shall be substituted for "125 percent" or "110 percent" in the preceding paragraphs.

Section 9.  Contributions and Trust Fund.

9.1 Funding of Costs.

The Employers intend to make the contributions necessary to provide the benefits described in this Plan in accordance with a funding policy adopted by the Company. No contribution shall be made by any Participant to provide the prescribed benefits, although a Participant may make voluntary or rollover contributions pursuant to sections 9.8 and 9.9. All Employer's contributions shall be voluntary and an Employer may not be compelled by the Trustee, the Administrator, any Participant, any Beneficiary, or any other person to make contributions under this Plan.

9.2  Creation of Trust Fund.

     The Company shall select the Trustee to whom the Employers may from time to time make contributions for the purpose of funding the benefits described in this Plan. The Trustee shall hold the Employers' contributions, together with all amounts received from other qualified plans and investments, as the Trust Fund under the terms of this Plan and the Trust Agreement. in all events, the benefits described in this Plan shall be payable only from assets of the Trust Fund and none of the Company, any other Employer, its board of directors or trustees, its stockholders or members, its officers, its partners, its proprietor, its employees, the Administrator, and the Trustee shall be liable for the payment of any benefit under this Plan except from the Trust Fund.

9.3  Responsibility for Investment.

     The Trustee shall have full responsibility for the investment of the Trust Fund, except to the extent investment responsibility may be assigned in writing by the Company to another fiduciary or delegated from time to time to one or more investment managers pursuant to section 2.2 of the Trust Agreement.

9.4  Funding Method and Determination of Cost.

     Subject to the approval of the Company, the Administrator shall determine an appropriate method for funding the benefits under this Plan in a manner which complies with ERISA. The Administrator shall engage a competent actuary, enrolled by the federal Joint Board for the Enrollment of Actuaries, who shall assist the Administrator in choosing the funding method to be used. Using such factual information as he may require from the Administrator, the actuary shall have the exclusive authority to determine appropriate actuarial assumptions for calculating the costs of providing the Plan's benefits and for determining the minimum amount which must be contributed in order to avoid an accumulated funding deficiency within the meaning of section 412(a) of the Code.

9.5  Payment of Expenses.

     All expenses incurred by the Administrator and the Trustee in connection with administering this Plan and the Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been assumed by the Employers or by the Trustee in accordance with the Trust Agreement.

9.6  Return of Contributions.

     Any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous belief that it is deductible under section 404 of the Code, shall be returned to the Employer within one year after the contribution was originally made. No Employer shall make any contribution to the Trust Fund which is not currently deductible under section 404 of the Code (taking into account the aggregate limitation under section 404(a)(7), and any nondeductible contribution shall be returned to the Employer within one year after its nondeductibility has been finally determined. However, the amount to be returned shall not include any investment earnings, an d shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the Plan's assets are not less than they would have been if the contribution had never been made.

9.7  Loans to Participants.

     Participants may not borrow from the Trust Fund under any conditions.

9.8  Voluntary Contributions by Participants.

     Voluntary contributions by Participants are not permitted under this Plan.

9.9  Rollovers by Participants.

     Rollovers by participants are not permitted under this Plan.

9.10 Right to Implement or Suspend Provisions.

     Notwithstanding sections 9.7, 9.8, and 9.9, the Company and, in the absence of Company action, the Administrator, shall have the right to implement or suspend entirely the provisions of any such section, taking into account the best interests of the Participants and the administrative burdens involved. The Administrator may, upon reasonable notice to the Participants, establish or modify rules and procedures applicable to any such provisions to avoid administrative burdens and to assure compliance with the purposes of the Plan and requirements under ERISA and the Code.

Section 10.  The Administrator and Its Functions.

10.1 Authority of Administrator.

     The Administrator shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including full discretion to interpret and apply its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Company, the Employers, the Administrator, or the Trustee, or (iii) allocated to other parties by operation of law. The Administrator shall have no investment responsibilities however, except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Administrator may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer in the same or some other capacity) and may pay their reasonable expenses and compensation.

10.2  Identity of Administrator.

     The Administrator shall be one or more individuals, partnerships, and corporations (including an Employer) who shall be selected by the Company. Any individual, including but not limited to a director, shareholder, officer, partner, proprietor, or employee of an Employer, shall be eligible to serve as the Administrator or part of the Administrator. The Company shall have the power to remove any person serving as the Administrator at any time without cause upon 10 days written notice, and any person may resign as Administrator at any time upon 10 days written notice to the Company. The Company shall notify the Trustee of any change in the identity of the Administrator.

10.3  Duties of Administrator.

     The Administrator shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Company. The Administrator shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Administrator shall see to the filing with the appropriate government agencies of all reports and returns required of the plan administrator under ERISA and other laws.

10.4  Compliance with ERISA.

     The Administrator shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Administrator shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

10.5  Action by Administrator.

     If the Administrator consists at any time of a committee of three or more individuals, all actions of the Administrator shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the committee may meet informally and may take any action without meeting as a group.

10.6  Execution of Documents.

     Any instrument executed by the Administrator shall be signed by any member or employee of the Administrator.

10.7  Adoption of Rules.

     The Administrator shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

10.8  Responsibilities to Participants.

     The Administrator shall determine which Employees are to enter the Plan in accordance with section 3. The Administrator shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Administrator also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan, and shall have complete discretion to interpret and apply whatever Plan provisions may be relevant to a Participant's claim for benefits. The Administrator shall furnish to each such Participant or Beneficiary whatever information is required under ERISA or is otherwise appropriate to enable the Participant or Beneficiary to make whatever elections may be available pursuant to sections 4, 6, and 7, and the Administrator shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund.

10.9  Alternative Payees in Event of Incapacity.

     If the Administrator finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Administrator may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Gifts to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual's benefit. To the extent that the Plan's obligation to the individual has been discharged by the purchase and distribution of an annuity contract from an insurer, the insurer shall assume the Administrator's authority and responsibility with respect to the benefits. The Administrator, the Trustee, and any insurer shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this section 10.9, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Administrator, the Company, the Employers, and the insurer to the extent of the payment.

10.10  Indemnification by Company.

     Except as separately agreed in writing, the Administrator, and any member or employee of the Administrator, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Administrator, or a member or employee of the Administrator, to the extent such amounts are not paid by insurance.

10.11  Nonparticipation by Interested Member.

     Any member of the Administrator who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Administrator incapable of acting on the matter.

Section 11.  Adoption, Amendment, or Termination of the Plan.

11.1  Adoption of Plan by Other Employers.

     With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

11.2  Adoption of Plan by Successor.

     In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

11.3  Plan Restatement Subject to Qualification.

     In the event that this restated Plan is held by the Internal Revenue Service not to qualify under section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by U.S. Treasury regulations in order to secure qualification under section 401(a). In the event that this restated Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under section 401(a), the amendment may be modified retroactively to the earliest date permitted by U.S. Treasury regulations in order to secure approval of the amendment under section 401(a).

11.4  Right to Amend or Terminate.

     The Company intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Company by written action of its board of directors or board of trustees if a corporation or a non profit organization, its partners if a partnership, the proprietor if a proprietorship, or such other individuals or committees as may have been authorized to represent the Company, preserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers.

     No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce the current Pension Benefit or Accrued Benefit of any Participant or his Beneficiary, or reduce a Participant's vested interest in his Accrued Benefit, although such action may result in a Participant's or Beneficiary's Pension Benefit or Accrued Benefit not being fully or even partially funded in accordance with section 11.6. Further, no such action shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Any amendment which (a) reduces the value of any form of Pension Benefit by changing the assumptions used to determine an Actuarial Equivalent, (b) reduces or eliminates an early retirement benefit or a retirement-type subsidiary, or (c) eliminates an optional form of benefits, shall not be effective as to any Participant's Accrued Benefits as of the later of the date of adoption or the effective date of the amendment.

11.5  Disposition of Employer's Share of Trust Fund.

     Following the suspension, supersession, merger, consolidation, or termination of the Plan as it applies to the Employees of an Employer, the Trustee shall, subject to further instructions from the Administrator, deal with that Employer's share of the Trust Fund as follows:

          11.5-1 If the Plan is suspended or terminated, the Trustee shall administer and distribute the share in accordance with section 11.6.

          11.5-2 If the Plan is superseded by another pension plan which is qualified under section 401(a) of the Code and which provides benefits comparable to those provided under this Plan, the Trustee shall transfer the Employer's share to the Trustee of the successor plan; however, the Administrator may in any case instruct the Trustee to allocate and dispose of the share in accordance with section 11.6.

          11.5-3 If the assets and liabilities of another qualified plan are merged or consolidated with this Plan, the Trustee shall adjust the share by the amount of the assets and by the amount of any other assets contributed with respect to the merged or consolidated plan, and shall continue to administer the share in accordance with this Plan and the Trust Agreement.

     However, despite sections 11.5-2 and 11.5-3, there shall not be any transfer to a successor plan or merger or consolidation with another plan unless, if the successor plan or the surviving plan were to terminate immediately following the transfer, merger, or consolidation, each participant or beneficiary would receive a benefit equal to or greater than the benefit he would have received if the plan in which he was previously a participant or beneficiary had terminated immediately prior to the transfer, merger, or consolidation.

11.6  Allocation Among Participants and Beneficiaries.

     An Employer's share of the Trust Fund to be disposed of under this section
11.6 shall first be charged with its appropriate share of any fees and expenses (including termination and distribution expenses) owed by the Trust which are not to be paid by the Employer. The remaining balance of the share shall be allocated and credited to the active and terminated Participants and to the Beneficiaries currently entitled to any death benefit described in section 7 in proportion to the actuarial value of the unpaid balances of their respective Accrued Benefits (in the case of active Participants) or Pension Benefits (in the case of terminated Participants and Beneficiaries of deceased Participants), based on service rendered to the date of suspension, termination, or supersession of the Plan.

     If the assets of the Employer's share are sufficient to cover the full actuarial value of all Participants' and Beneficiaries' unpaid Accrued Benefits and Pension Benefits, (using actuarial assumptions which satisfy section 4044 of Title IV of ERISA), the remaining balance attributable to actuarial error shall be refunded to the Employer. If the assets of the Employer's share are insufficient to cover the full actuarial value of each Participant's or Beneficiary's unpaid Accrued Benefit or Pension Benefit, the share shall be applied and distributed pursuant to the priority categories set forth in such section 4044 of Title IV of ERISA and the Pension Benefit Guaranty Corporation's regulations thereunder, subject to the restrictions in section 8.3 to the extent provided in section 4044(b)(4) of ERISA.

Section 12.  Miscellaneous Provisions.

12.1  Plan Creates No Employment Rights.

     Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the employment of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

12.2  Nonassignability of Benefits.

     Except as provided in section 9.7 with respect to certain loans to Participants, no assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Administrator, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law.

     This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Administrator to be a qualified domestic relations order within the meaning of section 414(p) of the Code.

12.3  Limit of Employer Liability.

     The liability of the Employers with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with section 9.

12.4  Number and Gender.

     Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

12.5  Nondiversion of Assets.

     Except as provided in sections 9.6 and 11.6, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

12.6  Separability of Provisions.

     If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

12.7  Service of Process.

     The agent for the service of process upon the Plan shall be the president, managing partner, proprietor of the Company, or such other person as may be designated from time to time by the Company.

12.8  Governing State Law.

     This Plan shall be interpreted in accordance with the laws of the State of New Jersey to the extent those laws are applicable under the provisions of ERISA.